Exhibit 99.2

APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

C O R P O R A T E  P A R T I C I P A N T S

Dale R. Gerard, Senior Vice President, Finance & Treasurer

Todd Pedersen, Chief Executive Officer

Alex Dunn, President

Mark Davies, Chief Financial Officer

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Kevin Leeds, CitiFinancial

Jeff Kessler, Imperial Capital

Todd Morgan, Jefferies & Co.

Conor Mills, Bank of America

P R E S E N T A T I O N

Operator:

Good evening. My name is Blair and I’ll be your conference Operator today. At this time, I’d like to welcome everyone to APX Group Holdings, Incorporated Third Quarter 2016 Earnings Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. If you would like to ask a question during that time, simply press star, followed by the number one on your telephone keypad. If you’d like to withdraw your question, press the pound key. Thank you. Dale Gerard, you may go ahead.

Dale R. Gerard:

Thanks Blair. Good afternoon everyone. Thank you for joining us this afternoon to discuss our results for three month period ended September 30, 2016. Joining me on the conference call this afternoon are Todd Pedersen, APX Group’s Chief Executive Officer, Alex Dunn, APX Group’s President, and Mark Davies, APX Group’s Chief Financial Officer.

I would like to begin by reminding everyone that the discussion today may contain forward-looking statements including with regard to the Company’s future performance and prospects. Forward-looking statements are inherently subject to risks, uncertainties and assumptions and are not guarantees of performance. You should not put undue reliance on these statements. You should understand that a number of important factors, including the items discussed under the Risk Factors and our more recent annual report Form 10-K as such factors may be updated from time to time in our filings with the SEC which are available on the Investor Relation section of our website, could cause actual results to differ

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

materially from those expressed or implied in our forward-looking statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise.

In today’s remarks, we will also refer to certain non-GAAP financial measures. Reconciliation of these non-GAAP financial measures to the most comparable measures calculated and presented in accordance with GAAP are available in the earnings release, in the Company presentation or in the financial information page of the Investor Relations portion of our website.

I will now turn the call over Todd.

Todd Pedersen:

Thank you everyone for getting on the call. We had a really nice Q3 and we’re going to go through some of the metrics with that. First, Alex Dunn is going to go through some of the things that people have heard previously but is going to reemphasize the importance of the platform that has been built out by Vivint and we continue to expand and refine and we’re very excited about some of the things that we’ve be able to do this point, some of the opportunities that are coming up because of the platform and I think is going to describe appropriately how important that is in the smart home realm. Then Mark Davies, the CFO, is going to go through some of the key operating metrics in the business for this past quarter. I think everyone will appreciate the results and again we appreciate you guys getting on the phone. Alex?

Alex Dunn:

Thanks Todd. Over the last five years we really have made a successful transition into a Smart Home company. We have one of the largest Smart Home platforms in the world. One of the keys to the business is that we’re fully integrated from cloud, the hardware, the sales, installation, service and support, and because of that integration it allows us to control all the key components of the customer experience. What you see usually early in an industry fully integrate models usually win, and so we think that that is what’s driving a lot of the results that we have given that sales of Smart Home is we’re early in the smart home industry. We have over 1.1 million customers, 18.4 million devices that are active on the platform currently, $780 million in annual recurring revenue with $470 million in LQA Adjusted EBITDA with over 15% annual growth.

One of the things that’s really important is we have a lot of data that comes over the platform. We have about 350 million events a day that we process and are put into our Smart Home algorithms that help improve the experience for the consumer. This is something that you’re going to start to see a lot more of with the introduction of our Smart Home Assistant using that data in order to provide really a seamless and good consumer experience.

We also really have a powerful platform to enable commerce in the home. Given that the amount of centers we have the ability to understand what’s going on in the home and then provide opportunities for consumers to save time and money by being able to do things like know when it’s time to change air filters and being able to make that easy for them and either have them show up on the doorstep or provide an opportunity for one of our Smart Home pros to come by and do it for them. Then we have a nationwide sales installation and service footprint in the US and Canada that covers 97% of the zip codes.

So in this successful transition to Smart Home, we’ve driven significant average RMR per new subscriber and significant growth. So the chart on the left shows essentially starting in 2010 we started selling some Smart Home and in that year 95% of the customers were security customers, 5% were Smart Home. As we’ve kind of driven innovation and introduced new offerings, we’ve gotten to a point where now 89% of our customers are Smart Home customers and 11% are security only, which really shows kind of a successful transition of the business.

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

One of the things that’s also exciting is in driving that transition to Smart Home, we have increased the average revenue per user significantly. So you see here in 2009 we were at 44.50 in Q3 of 2016, our average and new revenue per subscriber was $68.85 and that increase really has come because of the adoption of Smart Home and not because we’ve increased our prices. It’s just been the adoption of additional services related to Smart Home.

Then finally, on Slide number 7, the customers are really rating the Vivint Smart Home experience number one. This is ratings from the app store as of June 2016 and the interesting thing is when you go read the ratings it’s not just about the technology and it’s not just about the app, it’s about the integrated experience, it’s about the people, the installation, the service and the support. So many of the comments that you read on there aren’t limited just to the app, they include how much they liked the service technician that came into the home or being able to call and get something resolved quickly over the phone, which again we think really speaks to kind of an integrated experience. It also speaks to the fact that we have been very focused on providing the best Smart Home experience in the world to consumers and that is being validated through the consumers’ feedback to us through these ratings.

We’ll now turn the time over to Mark Davies.

Mark Davies:

Thanks Alex. So on Slide number 8, we can walk through a few of the overall operating metrics for the quarter. For Q3 we drove $198 million of revenue, up $30 million year-over-year or a 17.6% growth rate. Probably worth noting that about 94% of this revenue is actually the ARPU or the recurring revenue component of our overall enterprise revenue, which is that high margin contracted revenue. So we’re highly focused on that portion of the revenue stream and we’re doing very well on that. For the three quarters ended September 30, $553 million of revenue, up $74 million year-over-year.

On the Adjusted EBITDA line, you can see that we grew Adjusted EBITDA about 15%. Most of that was driven by service margins, and I’ll explain that in an minute, slightly offset by investment in G&A which is innovation and IT as we continue to build out our platform and create these motes or these differentiators between us and the competition. Then similarly, the growth in Adjusted EBITDA for the three months ending—or I’m sorry, the three quarters ending is $325 million. So that’s a 14% growth.

We talk about this quite a bit. It’s an important part of our model on Page 9, which is our service margins. It starts with a service cost per subscriber, so of the 1.1 million subscribers we have we spend about $14.59 per month. That’s down $0.30 year-over-year and it’s actually down from what we communicated in Q2 which was $14.68. Which means a couple of things. One is the platform that Alex has described is actually getting a bit more complex. We have more devices in the homes. We have more of our customers on Smart Home. But at the same time that we’re driving more devices and more usage, we’re actually driving down our cost per customer and that is, we believe, because of the integrated nature of the cloud, the hardware, the service, the install, everything working together allows us to provide that value without incremental costs which drives our margins up from 72.6% to 74.1%. In terms of that attach rate on Smart Home, it’s gone up 900 basis points year-over-year, so in ‘15 that $14.89 was about 80% Smart Home and in 2016 we’ve got almost 89% of the base of the new customers on Smart Home. So it’s a great relationship that we plan to continue.

On the net creation multiple, another key element of how we look at our cost performance, we’re down 0.8X year-over-year, and that’s an improvement from a 0.6X in Q2, so sequentially we continue to drive that down. There’s really two drivers. One is the cost curve on the equipment. We have, as we’ve talked about for about a year and a half now, we have new hardware that we are seeing predictably come down the cost curve and we believe that will continue into 2017. So the hydraulics here we believe should show continued improvement in our creation multiple. We’re also driving pretty strong growth rate in our inside sales, and inside sales which I’ll talk to you about in just a second, drives a couple of turns more favorable creation cost than our direct to home channel. So all in all I think on cost that we’re looking pretty good on our metrics.

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

In terms of the subscriber base, we’ve added 94,000 new accounts during the quarter, and as Todd said, that’s the end of our summer season in Q3, 26,000 adds in inside sales which is about a 47% growth rate. Two reasons for that. One, we believe is as the Vivint brand is well known, we are driving more awareness and more leads into the sales funnel, and then the inside sales team as we’ve mentioned in the past was executing very well in the close rate and the conversion ratio there is very strong. A slight downtick in direct to home, about a 2,600 unit or subscriber add decrease, however, direct to home is up for the entire year. We’re up about 6,000 new subscribers when you look at all three quarters of 2016.

Maybe the most, we think, almost surprising to us was the increase in the average subscriber ARPU, or the RMR for each of the new subscribers. It’s $68.85 blended. We’re over $71 in our direct to home channel and NIS inside sales is slightly lower than. That’s a $7.55 increase. That really is not a price increase. That’s simply more devices desired by subscribers and subscribers are asking for more Smart Home. So while we expected an increase we did not expect that 12.5% uptick, and that’s very, very, I think, indicative of the platform value proposition to the customer.

On the adoption rate, Alex mentioned this, we’re 900 bps up year-over-year to 89%. Again, we would just kind of call out that I think on a security only offering in the industry we’re not seeing many of our customers opt for security only when you look at the value of several dollars more per month to go to a Smart Home and we think there’s a significant displacement coming for security only type of companies and offerings.

If we look at the next page, here is more of a portfolio view versus the new adds in the quarter. Total ARPU per month is up to $65 million, up 17%. Really an add based on the increase in our average ARPU and the added customers. That customer base went up to 1.14 million and our average subscriber ARPU rose $2.16 and this is on the entire 1.1 million year-over-year to 57.16.

Then finally, our standard attrition and quarterly adds walk, you can see that the 1.14 million is our exit in Q3, subscribers up from the 101.5 in ‘15, 270,000 net adds. We did sell our accounts in New Zealand and pulled out of the New Zealand market. It really wasn’t financially prudent to spend any more time there and we have plenty of focus areas and growth opportunities here in North America. So we formally existed that market. Then you see our attrition of 136,000, and that’s about a 12.9% attrition rate, essentially flat quarter-over-quarter and as we’ve talked about as we look at the cohorts of our contracts coming together over the next year we expect this to trend down through 2017 and we still believe that’s the case.

So that’s really the end of our prepared remarks and of these slides. We’re happy to take any questions and provide any answers that we might provide.

Operator:

At this time, I’d like to remind everyone, in order to ask a question, it is star, followed by the number one on your keypad. We will pause for just a moment to compile the Q&A roster.

The first question comes from the line of Kevin Leeds (phon) from CitiFinancial. Your line is open.

Kevin Leeds:

Hi. Thanks for taking my questions. First is on the decline in inside sales—or I’m sorry, in the direct to home sales. Is it just a timing issue between sort of 2Q and 3Q? Did you have fewer summer sales associates or was there a productivity issue with the associates? I’m curious if you could think about it or if you could talk about it from a forward-looking perspective in terms of whether you think this is a trend or whether you think you’d sort of maximize to some extent the number of doors you can knock on.

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

Todd Pedersen:

This is Todd Pedersen. It’s probably more of a timing issue. If you look at the way we’re selling compared to past years, we have more sales happening in non-summer months than we had previously. We have a little bit more mature sales force out in the field. So we are more concerned about the overall year than necessarily the quarter. Again, as Mark mentioned, we’re up year-over-year by 6,000 customer adds, so it’s actually trending up and not down even though the quarter was down a few thousand from the previous year and it’s more of just a timing of when the sales people are deployed. We have a spring or early year selling season, obviously our big summer selling season and then the kind of the fall/winter season, and so we really are looking at it more on a yearly basis, not necessarily quarterly basis, and we exceeded expectations on an annual basis with that group. No, we have not maximized the number of doors. We’re trying to be thoughtful honestly around growth of the business. We consume capital. We feel like we could grow faster than we are, but trying to be mindful of debt capacity and all of those types of things. I would say we’re in a controlled growth mode. Inside sales actually grew faster than we anticipated and Mark made the comment around just the market getting to know the brand, the Vivint brand, and the we are very confident that even though the smart home industry it’s early on, it’s starting to gain a lot of consumer interest and especially when it comes to the way that Vivint is deploying Smart Home and making the offering which is—and Alex described this, more of a platform service offering than a single point solution offering and that’s starting to gain traction in everyone’s minds being that that’s the right way to deliver the service.

So again, that’s a long way to answer the fact that we are down year-over-year for the quarter but not on the year and we’re happy with the performance.

Kevin Leeds:

Okay, that’s great. I guess just talking about—because inside sales has been quite impressive, is there anything you could call out about that, your experience so in terms of the customers that you’re signing up? Is it higher ARPU than average? Is it—are the attrition rates—maybe too early to see, but are attrition rates about comparable? I’m just curious if you’re seeing any differences between your direct sales business.

Alex Dunn:

Yes. This is Alex Dunn. So I don’t think we break out in detail, but I think the ARPU is a little bit lower in our inside sales channel than it is in the direct to home. The average FICO is a little bit lower, but the attrition is roughly the same. So obviously with inside sales you have more people reaching out to us who are interested and so there’s kind of a filter there that people that are calling us or responding to something on the internet are self-selecting that this is a service that they want.

Kevin Leeds:

Okay, that’s great. Then if we just talk about the capital structure and generally I know you addressed partially the 19s recently, given your comments about controlled growth and where liquidity stands, when—do you have any thoughts about addressing the balance of the 19s or the 20s and just in general maybe some additional liquidity, sort of proactive liquidity moves?

Mark Davies:

Yes. A couple of things. One is we have just gone through a round of financing. We’ve brought in both equity and secured debt. We had a couple of things in mind around that process. I think it’s roughly $700 million over the last six months. One was to begin the process of swapping out the 19s and the 20s and we’ve kind of done that on a—we’ve started that process. The other was to make sure that we finance the 2017 growth. We are at this point, and I think we’ve released our liquidity now as just roughly about $05 billion, 470 odd million dollars, that takes us through 2017. In 2017, we’ll begin to address again the 2019 and 2020 debt structure but we’re not ready at this point to kind of signal how and when we will go about that but that’s a couple of comments, one on our intent and two how we stand for 2017.

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

Kevin Leeds:

Okay, that’s great. Then if I could just ask one sort of last big picture question. You talked about the value of the platform and I think I saw something that said 18 million smart devices across your million customer base. So that’s quite an impressive number of devices per customer. I guess as you think of—it seems to be the competition for other platforms is increasing with Apple Home sort of getting a little bit bigger launch recently and obviously Amazon and I know you have some partnerships there, but maybe talk about how your platform differs from some of these other aggregators that seem to be going after Smart Home maybe not with the core security but still in and around the space.

Alex Dunn:

I think there’s two things. First is the vertical integration I think is key. So this story is not just about technology, it’s about the ability to sell, install, support and provide that experience around the technology, and so when you talk about some of these other companies and their platforms, really all you’re talking about is a technology platform. I think we would put our technology platform kind of head-to-head with them and feel good about it but where we really differentiate is in providing that experience. That I think that shows up in the app store ratings and we’re number one. We’re higher than kind of anybody else on that spectrum. So that’s something that I think is really the differentiator.

The other thing I would say is is that because we really are focused on controlling the experience of the consumer, we have more what we would call internally, a curated approach, which is we don’t just have an open platform and say, “Hey, anybody in the world come develop to the platform and put your stuff on here and the magical experiences will kind of emerge by themselves.” We’re very focused on what we put on and when we put it on we’re providing all of that other support. So for instance, the Echo (phon). We integrated the Echo, we really love that experience for the consumer. If your Echo breaks and you’re a Smart Home customer, you can call Vivint and we will help troubleshoot that for you. If we need to roll a truck to do anything, we have Echo in our inventory that a Smart Home pro that comes to your home we’ll have it in inventory and we kind of back that up. So it’s very different than saying, “Hey we’re a gateway that you can do anything on and anybody can operate on,” because in the end the consumer doesn’t really know who to turn to in order to provide support for that and it actually becomes really confusing. So what we’re seeing from the results and from kind of market feedback is that our model is winning and it’s much more than just the technology. It’s kind of the whole thing vertically integrated.

Operator:

Your next question comes from the line of Jeff Kessler from Imperial Capital. Your line is open.

Jeff Kessler:

Thank you, and thank you for taking my question. First, one of the concerns we’ve had with the industry taking on a lot of new technology has been the margin, the net service margin. It had been going up for a number of companies as they fought and wrangled with all these new sensors that they had to deal with, the cost of wireless, etc. Your margins have begun to go up. Can you get into a bit about how that’s turned around and what is driving that margin up?

Alex Dunn:

Yes. I mean I think one of the things that—there’s kind of two sides to the margin equation. One is revenue and one is how much it costs to service that revenue. So one of the things I think that we have done well is make sure that consumers are paying for the value that we’re providing with the additional services. So I think we have done that well, which has driven obviously our average revenue up. Then

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

on cost, we are—we’ve understood that when you add things like wireless cameras and door locks and thermostats that we were going to essentially feel some pain associated with that, but what you’re finding I think or seeing in our margins going up is that we are—some of those devices are starting to mature. We’re in our second and third generation product on the doorbell cam and the thermostat and each generation we’re kind of taking all the data we have from those sensors and from the usage and making small tweaks that improve reliability, improve the wireless connectivity and we are just better at being able to service that stuff. So I think we would from a strategic standpoint say that it’s absolutely been worth any of the pain that we’ve gone through to get there because now we’re seeing not just revenue going up but actual margins increasing.

Jeff Kessler:

Okay. In trying to get your customer experience better and get your brand better and essentially get the resulting margins better, what are you doing with your service providers who come out? How are they trained? How are they able to basically work with a fully integrated system which obviously a lot of others are not doing?

Alex Dunn:

Yes. So we think a lot about this. Our Smart Home pros that we send into the home are really a very important part of our value proposition. So when we talk about a curated system, part of the curation of that system is that for instance when we launched the Echo or the Nest Thermostat or other even devices that we have internally developed, part of being able to do that successfully is actually roll that out inside of our Company to the Smart Home pros so that when they’re in the home they can provide the kind of support that we want our customers to get. So truthfully, the technology integrations with these products is really easy. The integration with the Smart Home pros, with customer care, with these other departments is definitely more challenging, and so we’ve really reinvented kind of our service organization to be able to roll out new devices as we go along. So we have training, we have—we now have a whole cadence around launching new Smart Home devices that we won’t launch until the Smart Home pros are ready to support that. It’s been—that’s been a big part of our transformation as a Company is being able to have the processes and the systems in place to train those Smart Home pros to be able to support the equipment that we are now rolling out really on an annual basis. Every year we have new devices that we’re rolling out and we have kind of an annual cadence now that we’re getting into to be able to do that successfully.

Todd Pedersen:

Jeff, this is Todd. It would be—we look at this in the industry that’s trying to figure itself out and say it would be very difficult because most are in a situation where they don’t own their platform, someone else does, they don’t build their hardware, they don’t develop their new hardware, they’re not integrating the hardware onto the platform, someone else is doing that, they outsource service, field service, installation, sales. It’s a very difficult challenge and that’s why we just believe that the platform, when we speak to the platform, Alex has already described this, it’s everything. It’s the sales component, it’s the installation, ongoing service, all done inside of Vivint and not outsourced, platform technology, technology development, integration of other products, all done internally. It was a big project. It took us years to get to this point. We’re not done yet. But we think it’s a massive advantage for us.

Jeff Kessler:

All right. Great. One further question. Revenues went up, so did G&A. This is somewhat of a chicken and egg question, but the investments that you’re making, your primary investments in G&A right now are going where and how—what type of returns in terms of new things you’re doing with the customer experience and hopefully better—and better margins can you get out of this?

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

Mark Davies:

Yes. Jeff, it’s Mark. Most of—the majority of the investment is going to innovation, which we call the innovation team, which is engineering, both product and the cloud, the software. There’s a couple of points of how we look at the return on that. One is we look at all the way downstream and how our service is working and how things like first time fix, repeat truck rolls, quality and uptime in the field. The engineering team has responsibility for that and is measured on that and that’s been working very well. You’re seeing that in our margins. Two, it’s looking at the cadence of release and the platform of products that we put out, the hardware products that we put out every year and I think that kind of speaks for itself. So we continue to make sure that we have leading edge products not just in kind of the features and functionality but the quality and the uptime. Then the third way we look at this is are we kind of creating functionality around the cloud and in the platform that is really giving a better customer service which we try—and this is a little less than perfect science, but that ties back to things like retention and attrition and usage by the customers.

We certainly have a pretty robust program for considering how we invest money and we think up to this point we’ve done a pretty good job given kind of the topics that Alex talked about at the front part of this in terms of the platform, the strategy and the assets that we have deployed. So one thing to keep in mind too that in our innovation budget or this G&A budget is licensing. So that we’re supporting the install base on kind of the software cost around that and some of that goes into innovation. So we’re scaling—that will scale with volume.

So anyway, that’s how we look at it and we also will look at it on a more enterprise level basis that we think we can afford roughly 4%, between 3.5% and 4% of our revenues in engineering at this time.

Operator:

The next question comes from the line of Todd Morgan from Jefferies. Your line is open.

Todd Morgan:

Great, thank you. Thanks for holding the call. Great results this quarter. I wanted to follow-up a little bit on your comments earlier about the platform and all the apps and so on. I guess I’m really trying to understand how you differentiate yourselves. Obviously customers are speaking with their wallets and signing up, but how do they really appreciate the fact that you have better hardware integration or that your app is a single app before really experiencing that with somebody else where it isn’t the case?

Alex Dunn:

Yes, I think part of this is, at least right now, is we’re leaning heavily on the fact that we have a consultative sales approach, and so being able to actually interact with the consumers beforehand. The message is definitely resonating, and even with the other channel partners that we’re testing with right now we’re seeing that consumers were in a phase of the industry that there’s a lot of confusion and being able to kind of help consumers understand that there’s an integrated kind of sales approach and an integrated platform is really helpful to—it resonates with them.

Todd Morgan:

It’s probably fair to assume that they’re comparison shopping for this kind of purchase. Is that right?

Alex Dunn:

Yes, a little bit. Not a whole lot. Again, there’s a lot of confusion around DIY, should I start with one device. The problem is is that when you do that what we’re finding is people are having fairly good experiences with the first device, right, maybe a thermostat or something, but as they want to have that expand out to actually cover their whole home, then it gets fairly complicated because now there’s not a

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

lot of companies that provide all that. What apps do I need in order to control that? How does—what does it cost? Who’s there to help support it? So being able to—I guess we would say that for sure we think that the mass market solution is really the way we’re approaching this around providing Smart Home as a service and making it affordable to the consumer, making it easy, they’re not really having to think about it, we’re supporting it all and they have kind of that subscription revenue that they’re paying each month.

Todd Morgan:

Great. Then just secondly, you talked about some of your prospective investments and so on. A little while ago you had a big push in the consumer broadband wireless world and I guess had backed away from that with some technology challenges. You talked at that time about some of the future spending you had thought about and anticipated at that time. Is there any update to that or any progress or anything you can talk about with regard to that product?

Alex Dunn:

Yes. We’ve been I think kind of churning on that in the background. We are still spending a small amount of money to get the technology to a place that we think there’s an opportunity to scale the business. What I would say is we’re not—there’s no plans to spend money on scaling that business in the next 12 months.

Todd Morgan:

Great. Well good quarter. Thank you.

Alex Dunn:

Thank you Todd.

Operator:

The next question comes from the line of Conor Mills from Bank of America. Your line is open.

Conor Mills:

Hi guys. Thanks for taking the question. I just had a quick one on attrition. I know you had said that you expect attrition over the next year to go down, but considering the 2013 contracts that are going to be reaching their initial term through the first quarter, I guess would the cadence of that be kind of reaching a peak in the first half before going down?

Dale R. Gerard:

This is Dale. In terms of—so 2013 was the first year we kind of went to a more blended 60 month, so we went to a 60 month versus 42 months, and I think you’re going to see a larger percentage of those 2013 accounts were 60 months, so those are going to—those accounts actually won’t come up for their end of term until ‘18. So late 2018. We do have a percentage and I think if you go back and what we’d reported that was probably in the 40% to 45% of those accounts that we put on a 13 or a 42 month. So we expect those to come through between now and kind of the end of the first quarter, but I think even with that with the size of the basic because it’s a much smaller percentage of the base coming through their initial end of term but we do still expect that attrition will come back down and especially as we go through in through ‘17. So I think...

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APX Group Holdings, Inc. – Third Quarter 2016 Earnings Conference Call, November 2, 2016

Alex Dunn:

We think we’ve reached the peak right now and so we would expect for the most part if you took a look over the next 12 months for that trend to be down.

Conor Mills:

Got it. Thanks very much.

Dale R. Gerard:

Thanks.

Operator:

There are no further questions at this time. I will turn the call back over to the presenters.

Todd Pedersen:

This is Todd Pedersen again. Thank you again for getting on the call. Again, we’re excited about the quarter that we’ve had, the year that we’ve had at this point. You can expect that we’re going to continue to focus on operational excellent. We are very focused on finishing the year out in a strong way and then also I’m looking forward to a strong 2017. We think we’ve got a very nice plan in place that’s executable. We’ve got a lot of good things in store, a lot of things that we’re working on. We’re excited to talk about it in the future as they come out. But again, thank you and we look forward to the next call.

Dale R. Gerard:

Thank you.

Operator:

This concludes today’s conference call. You may now disconnect.

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APX Group Holdings, Inc. 3rd Quarter 2016 Results November 2, 2016

participants Todd Pedersen Chief Executive Officer Alex Dunn President Mark Davies Chief Financial Officer Dale R. Gerard SVP, Finance & Treasurer

APX Group Holdings, Inc. (the ”Company”, “Vivint”, “we”, “our”, or “us”) obtained the industry, market and competitive position data included in this presentation from its estimates and research as well as from industry publications, surveys and studies conducted by third parties. Industry publication studies and surveys generally state that the information contained therein has been obtained from sources believed to be reliable but there can be no assurance as to the accuracy or completeness of such information. While APX Group, Inc. believes that each of the publications, studies and surveys is reliable, We have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent sources. Accordingly, you should not place undue weight on the industry and market share data in this presentation. This presentation includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including but not limited to, statements related to the performance of our business, our financial results, our liquidity and capital resources, our plans, strategies and prospects, both business and financial and other non-historical statements. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this earnings release other than statements of historical fact are forward-looking statements. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of this date hereof. You should understand that the following important factors, in addition to those discussed in “Risk Factors” in our most recent annual report on Form 10-K, and other reports filed with the Securities Exchange Commission (“SEC”), could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: (1) risks of the security and smart home industry, including risks of and publicity surrounding the sales, subscriber origination and retention process; (2) the highly competitive nature of the security and smart home industry and product introductions and promotional activity by our competitors; (3) litigation, complaints or adverse publicity; (4) the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability; (5) adverse publicity and product liability claims; (6) increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements; and (7) cost increases or shortages in security and smart home technology products or components. In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this presentation are more fully described in the “Risk Factors” section of our most recent annual report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC. These risk factors should not be construed as exhaustive. We disclaim any obligations to and do not intend to update the above list or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise. forward-looking statements non-GAAP financial measures This presentation includes Adjusted EBITDA which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other measure derived in accordance with GAAP. We believe the presentation of Adjusted EBITDA is appropriate to provide useful information about the flexibility we have under our covenants to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in our industry, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s ability to meet its debt service requirements. Adjusted EBITDA eliminates the effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of interest rates and changes in capitalization which management believes may not necessarily be indicative of a company’s underlying operating performance. Adjusted EBITDA is also used by us to measure covenant compliance under the indenture governing our senior secured notes, the indenture governing our senior unsecured notes and the credit agreement governing our revolving credit facility. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner. See Annex A of this presentation for a reconciliation of Adjusted EBITDA to net loss for the Company, which we believe is the most closely comparable financial measure calculated in accordance with GAAP. Adjusted EBITDA should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Vivint is a leading Smart Home company One of the Largest Smart Home platforms in the world Fully integrated across cloud, hardware, sales, install, service, and support Over 1.1 million customers 18.4 million smart home devices installed Over $780 million in annual recurring revenue and $470 million in LQA Adjusted EBITDA, with over 15% annual growth Approximately 350 million events per day processed day processed in Smart Home Assistant algorithms Most powerful platform to enable commerce in the home Nationwide sales, installation, and service footprint in U.S. and Canada with 97% of zip codes covered

Successful transition to Smart Home has driven significant Avg RMR per New Subscriber growth Ave RMR per New Subscriber USD $ Smart Home package vs. security only offering Package % More Vivint customers are choosing Smart Home packages… …which is improving Vivint’s Avg RMR Per New Subscriber 2009 2015 2010 2009 2015 2016 (Q3) 2016 (Q3) * Pricing of base security package decreased by $4 in 2015 All data presented excludes wireless subscriber data

Customers rate the Vivint Smart Home experience #1 Ratings of all versions from App Store, June 2016 key operating results Adjusted EBITDA Quarter ended September 30, Revenue ($ in Millions) Growth: 14.8% 17.6% Growth: 30.3% 14.9% Revenue Adjusted EBITDA YTD ended September 30, ($ in Millions) Growth: 16.4% 15.6% Growth: 26.8% 14.1%

service and creation costs(1) Net Creation Cost Multiple LTM Ended September 30, Net Service Cost Quarter Ended September 30, (1) Excludes wireless internet business Improving service margins, while improving NPS (0.8x): Equipment, overhead and fixed scaling, partially offset by shift to RMR based point-of-sale upgrades Accelerating NIS mix accretive 74.1% 72.6% Net Service Margin new smart home subscriber originations(1) 11,332 11,888 22,453 (1) All subscriber portfolio data presented excludes wireless internet business (2) RMR is stated as of the end of each period New Subscribers Smart Home Adoption Rate Growth: 20.7% 6.6% DTH 15.0% -3.7% NIS 49.6% 46.8% Growth: -2.4% 12.3% Growth: 728bps 900bps Quarters ended September 30, 13,672 13,921 19,377 Avg. RMR Per New Subscriber(2)

smart home subscriber portfolio data(1) (1) All subscriber portfolio data presented excludes wireless internet business (2) RMR is stated as of the end of each period As of September 30, $54.92 $54.50 $53.05 ($ in Millions) Total RMR(2) Total Subscribers Avg. RMR Per Subscriber(2) Growth: 13.9% 16.9% Growth: 12.9% 12.5% Growth: 1.0% 3.9% ~60% of Total Subscribers have adopted smart home services (in Millions) $54.50 $53.05 subscriber account attrition(1) ~ 15% of portfolio reaching initial end of contract term in 2016, similar to 2015 2012 42-mo contracts (4Q15 – 1Q16) 2013 42-mo contracts (4Q16 – 1Q17) (1) All subscriber attrition data presented excludes the wireless internet business for all periods presented LTM Quarterly Attrition 12.9% Annualized Attrition 12.0% Annualized Attrition 12.8% Annualized Attrition 12-Month Change in Subscriber Portfolio

Q&A

APX Group Holdings, Inc. Quarters Ended September 30, 2016 and 2015 Consolidated Financial Statements

condensed consolidated balance sheets APX Group Holdings, Inc. and Subsidiaries (In thousands) (Unaudited) September 30, December 31, 2016 2015 ASSETS Current Assets: Cash and cash equivalents 192,439 $ 2,559 $ Accounts receivable, net 10,296 8,060 Inventories 58,340 26,321 Prepaid expenses and other current assets 13,493 10,626 Total current assets 274,568 47,566 Property and equipment, net 58,130 55,274 Subscriber acquisition costs, net 1,046,406 790,644 Deferred financing costs, net 4,927 6,456 Intangible assets, net 473,693 558,395 Goodwill 835,826 834,416 Long-term investments and other assets, net 10,395 10,893 Total assets 2,703,945 $ 2,303,644 $ LIABILITIES AND STOCKHOLDERS’ DEFICIT Current Liabilities: Accounts payable 58,326 $ 52,207 $ Accrued payroll and commissions 110,273 38,247 Accrued expenses and other current liabilities 81,222 35,573 Deferred revenue 46,640 34,875 Current portion of capital lease obligations 9,075 7,616 Total current liabilities 305,536 168,518 Notes payable, net 2,484,671 2,118,112 Revolving Credit Facility - 20,000 Capital lease obligations, net of current portion 8,665 11,171 Deferred revenue, net of current portion 57,291 44,782 Other long-term obligations 14,389 10,530 Deferred income tax liabilities 7,953 7,524 Total liabilities 2,878,505 2,380,637 Total stockholders’ deficit (174,560) (76,993) Total liabilities and stockholders’ deficit 2,703,945 $ 2,303,644 $

consolidated statements of operations APX Group Holdings, Inc. and Subsidiaries (In thousands) (Unaudited) 2016 2015 2016 2015 Revenues: Recurring revenue 189,032 $ 161,440 $ 528,950 $ 456,647 $ Service and other sales revenue 6,005 5,503 16,842 17,720 Activation fees 3,298 1,634 7,603 4,320 Total revenues 198,335 168,577 553,395 478,687 Costs and expenses: Operating expenses 68,872 61,492 195,806 171,445 Selling expenses 32,633 33,200 98,856 89,719 General and administrative expenses 35,284 29,674 101,834 70,772 Depreciation and amortization 76,837 64,379 209,418 181,506 Restructuring and asset impairment charges 2,445 57,991 1,765 57,991 Total costs and expenses 216,071 246,736 607,679 571,433 Loss from operations (17,736) (78,159) (54,284) (92,746) Other expenses (income): Interest expense 51,962 39,838 144,827 116,936 Interest income (130) (9) (153) (9) Other loss, net 551 7,058 5,304 6,724 Total other expenses 52,383 46,887 149,978 123,651 Loss before income taxes (70,119) (125,046) (204,262) (216,397) Income tax (benefit) expense (145) 26 527 335 Net loss (69,974) $ (125,072) $ (204,789) $ (216,732) $ Three Months Ended September 30, Nine Months Ended September 30,

summary of consolidated statements of cash flows APX Group Holdings, Inc. and Subsidiaries (In thousands) (Unaudited)

APX Group Holdings, Inc. Annex A

reconciliation of non-GAAP financial measures – APX Group ($ in Millions) Reflects costs associated with the restructuring and asset impairment charges related to the transition of our wireless internet business and the sales of contracts in New Zealand and Puerto Rico. Excludes loan amortization costs that are included in interest expense. Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases and, as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP. Reflects non-cash compensation costs related to employee and director stock option plans. Excludes non-cash compensation costs included in non-capitalized subscriber acquisition costs. Other Adjustments includes certain items such as product development costs, non-operating legal and professional fees, deferred revenue fair value adjustment, non-cash gain on settlement of merger-related escrow, and other similar adjustments certain definitions Total Subscribers – The aggregate number of active security and home automation subscribers at the end of a given period RMR – The recurring monthly revenue billed to a security and home automation subscriber Total RMR – The aggregate RMR billed for all security and home automation subscribers Average RMR per Subscriber – The Total RMR divided by Total Subscribers. This is also commonly referred to as Average Revenue per User, or ARPU Average RMR per New Subscriber – The aggregate RMR for new subscribers originated during a period divided by the number of new subscribers originated during such period Attrition – The aggregate number of canceled security and home automation subscribers during a period divided by the monthly weighted average number of total security and home automation subscribers for such period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us, or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). Sales of contracts to third parties and moves are excluded from the attrition calculation Net Subscriber Acquisition Costs – Defined as direct and indirect costs to create a new security and home automation subscriber. These include commissions, equipment, installation, marketing and other allocations (G&A and overhead), less activation fees and up sell revenue. These costs also exclude residuals and long-term equity expenses associated with the direct-to-home sales channel. Net Creation Cost Multiple – Defined as Net Subscriber Acquisition Costs, divided by the number of net new subscribers originated, and then divided by the Average RMR per New Subscriber Adjusted EBITDA – Net Income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock-based compensation, the historical results of the Company’s Solar variable interest entity and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the indentures governing the notes Last Quarter Annualized Adjusted EBITDA (“LQA Adjusted EBITDA”) – A common industry measure used to reflect the step-function in earnings during the sales season related to the subscribers generated from April to August. LQA Adjusted EBITDA, calculated by multiplying Adjusted EBITDA for the most recent fiscal quarter by 4, represents the ongoing earnings power of Vivint’s current subscriber base and is potentially a more relevant metric than LTM due to the recurring nature of the revenue and expected earnings Net Service Cost – Defined as total service costs for the period, including monitoring, customer service, field service and other allocations (G&A and overhead) costs, less total service revenue for the period divided by total service subscribers Net Service Margin – Defined as the average RMR per subscriber for the period less Net Service Costs divided by the average RMR per subscriber for the period